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[John Hancock Life Insurance Company Letterhead]


December 27, 2000

Board of Directors
John Hancock Life Insurance Company

Re: John Hancock Life Insurance Company Registration Statement on Form S-1
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Dear Directors:

In my capacity as Counsel of John Hancock Life Insurance Company (the "Company"), I have represented the Company in connection with its development of immediate annuities of a type which contemplates fixed benefits, subject to a market value adjustment. I have participated in the preparation of the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 for the registration of interests in these immediate annuity contracts to be issued by the Company on an individual and group basis (the "Registration Statement").

I have reviewed the Articles and Bylaws of the Company and such corporate records and other documents and such laws as I consider necessary and appropriate as a basis for the opinion hereinafter expressed. Based on my review of such documents and laws, I am of the following opinion: the Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts and the interests in the immediate annuity contracts, when issued as contemplated in the Registration Statement, will be legal and binding obligations of the Company in accordance with the terms of the immediate annuity contracts.

In arriving at the foregoing opinion, I have reviewed the Registration Statement on Form S-1, including the prospectus, and relevant proceedings of the Board of Directors.

I hereby consent to the filing of my opinion as an exhibit to the Registration Statement.

                                     Very truly yours,
                                     /s/ Arnold R. Bergman, Esq.
                                     ---------------------------
                                     Arnold R. Bergman, Esq.
                                     Counsel*

*Admitted in NY